REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of March 1, 2003 between

TERRY J. LUNDGREN

AND

FEDERATED CORPORATE SERVIES, INC.

Name:	Terry J. Lundgren

End of Term:	February 28, 2007

Revised Annual Base Compensation:	$1,255,000

Effective Date of Revision:	July 1, 2004

Annual Bonus:

Commencing in respect of the 2003 fiscal year, the annual bonus payable (if any) under the terms of the 1992 Incentive Bonus Plan (as such may be amended from time to time) of Federated Department Stores, Inc. ("Federated") will be based on performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base compensation in effect as of the last day of the performance period based on performance against the targeted annual goals.

Such sliding percent, and the targeted annual goals in respect of fiscal 2003, are set out in Schedule 1 hereto.

TERRY J. LUNDGREN	FEDERATED CORPORATE SERVICES, INC.

/s/ Terry J. Lundgren	/s/ Dennis J. Broderick
Dennis J. Broderick
President

SCHEDULE 1 TO EXHIBIT A TO EMPLOYMENT AGREEMENT DATED AS OF MARCH 1, 2003 BETWEEN TERRY J. LUNDGREN AND FEDERATED CORPORATE SERVICES, INC.

Component	Threshold	Point at which incremental rate changes	Target	Maximum	Over-Maximum

Corporate EBIT $	90% of plan	95% of plan	100% of plan	110% of plan	Over 110% of plan
	36% of salary	54% of salary	90% of salary	180% of salary	9% of salary for each 1% of EBIT over plan

Corporate Sales $	0	0	100% of plan	101% of plan	Over 101% of plan
			30% of salary	60% of salary	60% of salary

Corporate Cash Flow	$50 million below 2003 plan	$25 million below 2003 plan	100% of 2003 plan	$150 million above 2003 plan	$150 million plus above 2003 plan
	12% of salary	18% of salary	30% of salary	60% of salary	60% of salary

Total	48% of salary	72% of salary	150% of salary	300% of salary	300% of salary plus no limit on corporate EBIT $ bonus (1)

(1)     Total bonus payment may not exceed $7 million.